                               PRICING SUPPLEMENT


                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)


                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 29                                  Trade Date: 07/29/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 08/01/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 30, 2002


     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEB6             $6,314,000.00               4.00%                 08/15/08                 100%

Interest Payment
   Frequency                                      Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption               (including the redemption price)
----------------        -----------------         ----------               --------------------------------
    09/15/02                   Yes                    Yes                           100% 08/15/03
    monthly                                                                    semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $6,241,389.00             $72,611.00                $1.75             ABN AMRO Financial
                                                                         Services, Inc.